SENTINEL GROUP FUNDS, INC. ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940
(“Corporation”), hereby certifies to the State Department of Assessments and Taxation of
Maryland (“SDAT”) that:

FIRST: Pursuant to Article FIFTH of the charter of the Corporation (the "Charter"), upon the closing of the reorganization (the "Reorganization") of Sentinel Government
Money Market Fund, a series of common stock, $.01 par value per share (the “Common
Stock”), of the Corporation, and the redemption of all outstanding shares of such series in the Reorganization, all authorized shares of such series were returned to the status of authorized but unissued shares of Common Stock without further classification or designation. As a result of such automatic reclassification, and prior to giving effect to the classification set forth below, the number of authorized shares of Common Stock without further classification or designation is 760,000,000.

SECOND: Pursuant to authority expressly vested in the Board of Directors of the
Corporation (“Board of Directors”) by the Charter, and pursuant to Section 2-208 of the
Maryland General Corporation Law, the Board of Directors, by unanimous written consent, adopted resolutions classifying and designating 400,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class S shares of Sentinel Short Maturity Government Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of Common Stock, as set forth in the Charter.

THIRD: Immediately after these Articles Supplementary are accepted for record by the
SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 360,000,000 are shares of Common Stock without further classification or designation and 2,580,000,000 are shares of Common Stock classified and designated as follows:

Class A	Number of Shares
Allocated
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	75,000,000
Sentinel Conservative Allocation Fund	20,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	90,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	20,000,000

Sentinel Mid Cap Growth Fund	45,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Short Maturity Government Fund	150,000,000
Sentinel Small Company Fund	300,000,000
Sentinel Small/Mid Cap Fund	40,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000

Class B	Number of Shares
Allocated
Sentinel Balanced Fund	20,000,000
Sentinel Common Stock Fund	20,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel International Equity Fund	20,000,000
Sentinel Mid Cap Growth Fund	20,000,000
Sentinel Small Company Fund	40,000,000

Class C	Number of Shares
Allocated
Sentinel Balanced Fund	10,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	10,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel Government Securities Fund	20,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	10,000,000
Sentinel Mid Cap Growth Fund	30,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Small Company Fund	50,000,000
Sentinel Small/Mid Cap Fund	40,000,000

Class D	Number of Shares
Allocated
Sentinel Balanced Fund	20,000,000

Class I	Number of Shares
Allocated
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	40,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	40,000,000
Sentinel Growth Leaders Fund	40,000,000
Sentinel International Equity Fund	40,000,000
Sentinel Mid Cap Growth Fund	40,000,000
Sentinel Mid Cap Value Fund	40,000,000

Sentinel Small Company Fund	170,000,000
Sentinel Small/Mid Cap Fund	40,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000

Class S	Number of Shares
Allocated
Sentinel Short Maturity Government Fund	500,000,000

FOURTH: The shares of Common Stock described in Article SECOND above have been reclassified and designated by the Board of Directors under the authority contained in the
Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

SIXTH: The undersigned Vice President of the Corporation acknowledges these Articles
Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the 18th day of November, 2009.

ATTEST:

SENTINEL GROUP FUNDS, INC.

By:_/s/ Lisa F. Muller_______	By:__/s/ Thomas P. Malone___
Lisa F. Muller	Thomas P. Malone
Secretary	Vice President